UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2009

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2009, Mac-Gray Corporation issued a press release announcing that the Governance and Nominating Committee of its Board of Directors would be recommending that the Board nominate Mac-Gray’s current Chairman and Chief Executive Officer Stewart G. MacDonald, Jr. and independent board member Christopher T. Jenny for re-election as directors at Mac-Gray’s 2009 annual meeting of stockholders.  The press release also announced that Mac-Gray’s 2009 annual meeting of stockholders will be held at 10:00 a.m. ET on Friday, May 8, 2009 at the Goodwin Procter LLP Conference Center, Second Floor, 53 State Street, Boston, Massachusetts, and that the record date for the annual meeting has been set for March 26, 2009.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1         Mac-Gray Corporation press release dated February 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: February 26, 2009	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mac-Gray Corporation press release dated February 26, 2009